UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Nxu, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1828 North Higley Road, Suite 116 Mesa, AZ 85205

PLEASE VOTE YOUR PROXY TODAY

July 8, 2024

Dear Stockholder,

According to our latest records, we have not received your voting instructions for the

Annual Meeting of Stockholders of Nxu, Inc., which has been adjourned to Monday, July 15, 2024. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated May 2, 2024, the Board of Directors unanimously recommends that you vote “FOR” each of the Proposals. Please vote via the internet or phone as soon as possible.

If you need assistance voting your Nxu shares, please call D.F. King toll-free at (800) 290-6426. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Mark Hanchett
Mark Hanchett
Chairman of the Board of and Chief Executive Officer

Three easy ways to vote